EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 20, 2009, with respect to the financial statements of Advanced Combustion Technology, Inc. included in the Form 8-K as of and for the years ended December 31, 2008, 2007 and 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fuel Tech, Inc. on Form S-8 (No. 333-137735, effective October 2, 2006).
Grant Thornton LLP
Chicago, Illinois
March 20, 2009